EdR Appoints Kimberly K. Schaefer to Board of Directors

MEMPHIS, Tenn., January 5, 2016 – EdR (NYSE: EDR), a leader in the ownership, development and management of quality collegiate housing, today announced the appointment of Kimberly K. (Kim) Schaefer to the company’s Board of Directors, effective immediately. Schaefer will serve as an independent director of the company.

“With her 20 years’ experience in real estate, hospitality management and finance, Kim brings a strong business acumen to our board,” said Randy Churchey, EdR’s chief executive officer. “Additionally, her creativity and experience in establishing and refining the Great Wolf Resorts brand into a premier family entertainment brand will make her a valuable addition to EdR's leadership.”

Schaefer has served as Chief Executive Officer of Great Wolf Resorts, Inc. — the brand leader in the waterpark resort industry — since January 2009 and has been a member of the company’s Board of Directors since February 2009. For nearly 15 years prior to her advancement to CEO, Schaefer served at various times as Chief Operating Officer and Chief Brand Officer, and was involved in site selection as well as producing a strong and successful operations record.

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 80 communities with nearly 42,000 beds serving 51 universities in 23 states. EdR is a member of the Russell 2000 Index and the Morgan Stanley REIT indices. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
J. Drew Koester, Senior Vice President, Capital Markets and Investor Relations
901-259-2523 dkoester@EdRtrust.com

For media information or photography, contact:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.